Exhibit 99.1

NATIONAL COAL CORP. RECEIVES SECOND LETTER FROM NASDAQ

REGARDING NONCOMPLIANCE WITH MINIMUM BID PRICE RULE

Company Initiates Formal Appeal To Nasdaq Listing Qualifications Panel

Knoxville, Tenn. – (July 14, 2010) – National Coal Corp. (Nasdaq: NCOCD), a Central and Southern Appalachian coal producer, was notified by The Nasdaq Stock Market on January 5, 2010, that the Company was not in compliance with Nasdaq Marketplace Rule 5450(a)(1) because shares of its common stock closed at a per share bid price of less than $1.00 for 30 consecutive business days. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), the Company had 180 calendar days, or until July 6, 2010, to regain compliance and failed to do so within that timeframe.

As a result, the Company received a letter from the Nasdaq Staff on July 8, 2010, indicating the Company’s common stock will be delisted from the Nasdaq Global Market because it does not meet the minimum standards for continued listing. On July 13, 2010, the Company requested a written hearing before a Nasdaq Listing Qualifications Panel to review the Staff’s determination. Pending a decision by the Nasdaq Listing Qualifications Panel, the Company’s shares will remain listed on the Nasdaq Global Market.

In addition to failing to meet the $1.00 minimum bid price requirement, the Company also is not in compliance with Nasdaq Marketplace Rule 5450(b)(3)(C) because the market value of its publicly held shares of common stock was less than $15 million for 30 consecutive business days. The Company has until December 13, 2010 to regain compliance with this continued listing requirement.

“We are going to appeal this decision because we believe that our stock can perform at the levels needed to stay listed on the Nasdaq Global Market,” explains National Coal President and CEO Daniel A. Roling. “My main concerns are increasing sales, reducing costs and improving operations while we work to refinance our debt by the end of the year. I believe that meeting these challenges will restore the value of our stock.”

About National Coal Corp.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee. Currently, National Coal employs about 155 people. National Coal sells steam coal to electric utilities and industrial companies in the Southeastern United States. For more information and to sign-up for instant news alerts visit www.nationalcoal.com.

Information About Forward Looking Statements

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to the risks more fully described in the Company's filings with the Securities and Exchange Commission including the Company's most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

8915 George Williams Rd. Knoxville, TN 37923 865-690-6900 (phone) 865-691-9982 (fax) www.nationalcoal.com